          As filed with the Securities and Exchange Commission on March 14, 2007
                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

              COLORADO
    (State or other jurisdiction                         84-1573852
 of incorporation or organization)          (I.R.S. Employer Identification No.)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
               (Address of principal executive offices) (Zip code)
                         -------------------------------
                             NON-PLAN OPTION GRANTS
                            (Full title of the Plan)
                         -------------------------------
                                  BOB VAN LEYEN
                             CHIEF FINANCIAL OFFICER
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                     (Name and address of agent for service)

                                 (949) 623-9300
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              THOMAS J. CRANE, ESQ.
                            GARETT M. SLEICHTER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                              COSTA MESA, CA 92626
                                 (714) 641-5100

                                                 CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                           Amount           Proposed Maximum       Proposed Maximum
        Title of Securities                 to be            Offering Price            Aggregate           Amount of
         to be Registered              Registered (1)         Per Share (2)       Offering Price (2)    Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value (3)    1,275,000 shares            $1.00               $1,275,000            $136.43
=========================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant which become issuable under the non-plan option grants by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act based on the exercise price of the Common Stock issuable upon exercise of the non-plan options of $1.00 per share.

(3) Represents Common Stock issuable upon exercise of non-plan options granted between September 16, 2003 and February 16, 2005.

                                TABLE OF CONTENTS

PART I  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS...................3

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT....................3
         Item 3. Incorporation of Documents by Reference.......................3
         Item 4. Description of Securities.....................................4
         Item 5. Interests of Named Experts and Counsel........................4
         Item 6. Indemnification of Directors and Officers.....................4
         Item 7. Exemption from Registration Claimed...........................5
         Item 8. Exhibits......................................................5
         Item 9. Undertakings..................................................5

SIGNATURES.....................................................................7

POWER OF ATTORNEY..............................................................8

EXHIBITS FILED WITH THIS REGISTRATION STATEMENT................................9

EXPLANATORY NOTE

     During the period between September 16, 2003 and February 16, 2005, Raptor Networks Technology, Inc., a Colorado corporation (the "Registrant" or "we," "us," "our"), granted non-plan stock options to purchase an aggregate of 1,275,000 shares of our Common Stock to eight of our employees and to three of our directors (collectively, the "Non-Plan Options"). These Non-Plan Options were granted prior to the establishment of our 2005 Stock Plan. As of the date hereof, none of the shares underlying the Non-Plan Options have been exercised. This Registration Statement on Form S-8 is being filed for the purpose of registering the Non-Plan Options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). We will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705, Attention: Chief Financial Officer. The Registrant's telephone number is (949) 623-9300.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

     (b) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

     (c) Our Current Reports on From 8-K filed with the Commission on April 13, 2006, May 4, 2006, May 16, 2006, June 5, 2006, July 20, 2006, July 31,
          2006, October 12, 2006, January 22, 2007, January 23, 2007 and March 3, 2007; and

     (d) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on July 18, 2005, and any other amendments or reports filed for the purpose of updating such description.

     All reports and other documents we subsequently file after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act also extends this same right to officers of a corporation.

     Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act also extends this same protection to officers of a corporation.

     Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation,
Section 7-109-107 of the Colorado Act also extends this same protection to officers of a corporation.

     Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

     Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

  4            Form of Non-Plan Non-Qualified Stock Option Agreement

  5            Opinion of Moye White LLP

 23.1 Consent of Comiskey & Company, P.C., independent registered public accounting firm

 23.2          Consent of Moye White LLP (contained in Exhibit 5)

 24            Power of Attorney (contained on the signature pages hereto)

ITEM 9. UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on March 14, 2007.

                                      RAPTOR NETWORKS TECHNOLOGY, INC.

                                      By:  /s/ Thomas M. Wittenschlaeger
                                         --------------------------------------
                                           Thomas M. Wittenschlaeger
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Raptor Networks Technology, Inc., a Colorado corporation, do hereby constitute and appoint Thomas M. Wittenschlaeger and Bob van Leyen, and each of them, their lawful attorneys-in-fact and agents, with the power of substitution and resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with the registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the registration statement, to any and all amendments and supplements to the registration statement, and to any and all instruments or documents filed as part of or in conjunction with the registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                                Date
------------------------------------   -----------------------------------------------   --------------

/s/ Thomas M Wittenschlaeger           President, Chairman of the Board, Chief           March 14, 2007
------------------------------         Executive Officer (principal executive
Thomas M Wittenschlaeger               officer) and Director

/s/ Bob van Leyen                      Chief Financial Officer (principal financial      March 14, 2007
------------------------------         and accounting officer) and Secretary
Bob van Leyen

/s/ Larry L. Enterline                 Director                                          March 14, 2007
------------------------------
Larry L. Enterline

/s/ Ken Bramlett                       Director                                          March 14, 2007
------------------------------
Ken Bramlett

/s/ Albert Wong                        Director                                          March 14, 2007
------------------------------
Albert Wong

                 EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

  4          Form of Non-Plan Non-Qualified Stock Option Agreement

  5          Opinion of Moye White LLP

 23.1 Consent of Comiskey & Company, P.C., independent registered public accounting firm

 23.2        Consent of Moye White LLP (contained in Exhibit 5)

 24          Power of Attorney (contained on the signature pages hereto)